Exhibit 99.1

Bright Horizons® Announces President and COO Mary Ann Tocio’s Transition and
Planned Retirement for July 2015

WATERTOWN, Mass., January 7, 2015 /PRNewswire/ — Bright Horizons Family Solutions® (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and family, today announced that President and Chief Operating Officer Mary Ann Tocio has advised the Company of her intention to retire in July of 2015.
“It has been the honor of a lifetime to help lead this special organization that is equal parts work and family. Our operations team is the best in our field, and I am very proud of the recognition that we have continued to receive over the course of many years as an employer of choice. I am full of confidence and optimism that as wonderful as the past 23 years have been, our best days still lie ahead as we continue to grow and broaden the impact we have on those we serve,” Tocio said. “I look forward to continuing to support the Bright Horizons family in any way that I can and to continuing to serve on the board.”
“Mary Ann has been a great partner and friend over her tenure at Bright Horizons. She has helped to build both our operational infrastructure and our unique culture that make Bright Horizons who we are today - a family that has grown together and remained devoted to a mission of serving children, families, employers and each other,” said Bright Horizons Chief Executive Officer David Lissy. “At the same time, she has no greater legacy than the development of talented, confident and compassionate leaders who share her commitment to the Bright Horizons mission and will continue to lead the center operations team into the future. I am thrilled that Mary Ann will continue to be there for me as an advisor and continue to serve the company as a member of our board of directors. ”
The company has a strong group of seasoned operational leaders. In July 2015, Executive Vice President of US Center Operations Mary Lou Burke-Afonso, an 18-year Bright Horizons veteran who has served Bright Horizons in a variety of senior leadership roles, will assume overall leadership for center operations in North America, while Chief Development Officer Stephen Kramer will continue to lead Bright Horizons’ operations overseas and maintain his responsibility for the global growth strategy and the Back-Up and Educational Advising service lines.
“Mary Lou and Stephen are among a group of extremely talented and proven executive leaders within the Bright Horizons family who have contributed significantly to our ongoing success and will play important roles in the continuation of our long-term track record of providing-high quality care, education and customer service, all while driving strong financial performance,” Lissy added.
About Bright Horizons Family Solutions® Inc.
Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 900 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 130 FORTUNE 500 companies and more than 80 of Working Mother magazine's 2014 "100 Best Companies for Working Mothers."  Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For" and is one of the UK's Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company's web site is located at www.brighthorizons.com.

Forward-Looking Statements
This press release includes statements that express the Company's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements." Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms "believes," "expects," "may," "will," "should," "seeks," or "anticipates," or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, our management team’s responsibilities following Ms. Tocio’s retirement. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described in the "Risk Factors" section of our Annual Report on Form 10-K filed March 25, 2014. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, unless required by law.

Exhibit 99.1

Contacts:

Investors:
Elizabeth Boland
CFO - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Media:
Ilene Serpa
VP of Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044